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                                                           EXHIBIT 10(q)

                       EXCERPT FROM MINUTES
                   PERSONNEL COMMITTEE MEETING
                    TCF FINANCIAL CORPORATION
                        DECEMBER 18, 1994

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        RE: Trust Agreement -- Senior Officer Deferred Compensation Plan

      Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

      Section 4.3 of the Trust Agreement is amended to read as follows:

      SECTION 4.3. An Employee's right to direct the investment of the Employee's separate account shall continue during any period of distribution subsequent to the Employee's termination of employment in the same manner as if the Employee had continued as an active Employee, although the Committee may, in its discretion, add additional registered mutual funds or collective or common trustee funds which are available only for the accounts of terminated Employees if the Committee deems such funds to be particularly appropriate or suitable for such accounts.

          FURTHER RESOLVED, that the appropriate officers of the corporation are authorized and directed, upon approval of the Amendment by the board of this corporation, to take all actions necessary or appropriate to implement the provisions of the Amendment.

      I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Personnel Committee of the Corporation meeting held on December 18, 1994, and that the minutes have not been modified or rescinded as of the date hereof.

                                     /s/ Gregory J. Pulles
                                    --------------------------------
                                    Gregory J. Pulles

(Corporate Seal)

Dated:  March 28, 1995